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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We have issued our report dated February 15, 1995, accompanying the financial statements of Dogloo, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

Irvine, California
December 2, 1997